SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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                              NORTH VALLEY BANCORP
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[GRAPHIC OMITTED] NVB
 North Valley Bancorp

                                                     December 7, 2007

Dear Fellow Shareholder:

         This letter refers to the proxy materials for the 2007 Annual Meeting of the shareholders of North Valley Bancorp, sent to you on or about November 26, 2007. The Annual Meeting will be held on December 20, 2007. As indicated in our transmittal letter of November 26, 2007, the 2007 Annual Meeting was delayed, due to the anticipated merger of North Valley Bancorp with and into Sterling Financial Corporation and the related merger of North Valley Bank with and into Sterling Savings Bank. Although the North Valley shareholders approved the proposed mergers at a special meeting held on July 31, 2007, consummation of the mergers remained subject to the receipt of all necessary regulatory approvals (among other closing conditions that are customary for such transactions). As of November 30, 2007, the deadline for closing specified in the Agreement and Plan of Merger, Sterling had not received the necessary regulatory approvals and informed the North Valley Board of Directors that such approvals were not likely to be obtained in the near future, if at all. Based on Sterling's failure to meet the November 30, 2007 deadline and the advice of our financial and legal advisors, the North Valley Board of Directors (as well as executive officers) unanimously concluded that it would be in the best interests of North Valley Bancorp, North Valley Bank and the shareholders to terminate the Agreement and Plan of Merger and to continue to operate North Valley as an independent banking institution. As a result, we gave Sterling notice of our decision to terminate the Agreement and Plan of Merger, effective on December 1, 2007. For additional information, we direct you to the periodic reports which are filed by North Valley Bancorp and made available to the public on the SEC website (www.sec.gov).

         On behalf of our officers, staff and the entire Board of Directors, we thank you for your continued support. We look forward to seeing you on December 20, 2007.

Cordially,

/s/ J.M. Wells, Jr.                        /s/ Michael J. Cushman
-------------------------------------      -------------------------------------
J.M. ("Mike") Wells, Jr.                   Michael J. Cushman
Chairman of the Board                      President and Chief Executive Officer